UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010

HEMACARE CORPORATION
(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

15350 Sherman Way, Suite 350  Van Nuys, California     91406
(Address of principal executive offices)                      (Zip Code)

(Registrant's telephone number, including area code): 818-226-1968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2010, John Doumitt, resigned as Chief Executive Officer and Director of HemaCare Corporation ("Registrant").

On February 27, 2010, the Registrant's Board of Directors appointed Pete van der Wal, the Company’s Vice President of Sales and Marketing, as President and Chief Executive Officer.  Mr. van der Wal also was appointed to serve as a member of our Board of Directors, to fill the vacancy created upon Mr. Doumitt’s resignation.

Mr. van der Wal, 53, has been Vice President of Sales and Marketing for HemaCare since November 2009.  Mr. van der Wal is an experienced sales, marketing, operations, and business development professional with more than 20 years of health care experience in the medical services industry.

Prior to joining HemaCare, from May 2008 to November 2009, Mr. van der Wal was President and Chief Executive Officer of Comprehensive Imaging Solutions, a medical imaging equipment refurbishment company.  From 2001 to May 2008, Mr. van der Wal was President and Chief Executive Officer of van der Wal Properties, Inc., a real estate brokerage and remodeling company.  Mr. van der Wal has also held senior management positions at radiology and imaging services companies including Comprehensive Imaging Solutions, Phormax Corporation, Comprehensive Medical Imaging, and Syncor International Corporation. He received his Masters in Business Administration from George Mason University and Bachelor of Science degree from the University of Maryland.

The terms of Mr. van der Wal’s employment remain unchanged from what was set forth in an employment letter, dated November 19, 2009, which agreement provides for:

•	base salary of $150,000 per annum;

•	eligibility to receive a discretionary bonus of up to $100,000;

•
a stock option to purchase up to 75,000 shares of the Company’s common stock at an exercise price of $0.58 per share, which option vests 20% annually starting December 9, 2010 and expires on December 8, 2019; and

•	participation in all benefit plans offered to similarly situated employees.

Except as disclosed herein, Mr. van der Wal was not selected pursuant to any arrangement or understanding between Mr. van der Wal or any other person.  There are no family relationships between Mr. van der Wal and the directors or executive officers of the Registrant.

Item 7.01.	Regulation FD Disclosure.

On March 1, 2010, the Registrant issued a press release announcing the resignation of Mr. Doumitt, and the appointment of Mr. van der Wal as President and Chief Executive Officer, as discussed in Item 5.02 above.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this Current Report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Item 7.01 contains is material investor information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press release dated March 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 3, 2010	HEMACARE CORPORATION By: /s/ Robert S. Chilton Robert S. Chilton Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 1, 2010.